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                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to A. C. Moore Arts & Crafts, Inc. 401(k) Plan of our report dated May 21, 2003, with respect to the financial statements and supplementary schedule of the A. C. Moore Arts & Crafts, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


                                        STOCKTON BATES, LLP
                                        ----------------------
                                        Stockton Bates, LLP


Philadelphia, Pennsylvania
May 21, 2003